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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                            ------------------------

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): May 29, 2002

                  Commission File No. 33-93644 and 333-51839

                          DAY INTERNATIONAL GROUP, INC.
             (Exact name of registrant as specified in its charter)

                 Delaware                            31-1436349
    ---------------------------------     ---------------------------------
      (State or other jurisdiction        (IRS Employer Identification No.)
       of Incorporation)

             130 West Second Street, Suite 1700, Dayton, Ohio 45402
                    (Address of principal executive offices)

       Registrant's telephone number, including area code: (937) 224-4000

Item 4: Changes in Registrant's Certifying Accountant.

On May 29, 2002, the Board of Directors voted to approve the engagement of Ernst & Young LLP as its independent auditor for the year ending December 31, 2002, and to dismiss the firm of Arthur Andersen LLP.

The reports of Arthur Andersen LLP on the Company's financial statements for the years ended December 31, 2000 and 2001 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

In connection with the audits of the Company's financial statements for the years ended December 31, 2000 and 2001, and through the date of this Form 8-K, there have been no disagreements with Arthur Andersen LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of Arthur Andersen, would have caused Arthur Andersen to make such reference thereto in its report on the Company's financial statements for such years.


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No event of the type described in Item 304(a)(1)(v) of Regulation S-K occurred during the period described above.

Prior to the Board's determination to engage Ernst & Young LLP as its independent auditors' for the year ending December 31, 2002, Ernst & Young LLP was not consulted on accounting treatment and disclosure requirements.

The Company provided Arthur Andersen a copy of this Form 8-K prior to its filing with the Securities and Exchange Commission. The Company has requested Arthur Andersen LLP to furnish it a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements. A copy of that letter dated May 30, 2002 is filed as Exhibit 16.1 to this Form 8-K.

Item 7:  Financial Statements and Exhibits.

    (c)  Exhibits

      The following exhibits are filed herewith:

         16.1 Letter from Arthur Andersen LLP to the Securities and Exchange Commission, dated May 30, 2002, regarding its agreement with the statements made in this report on Form 8-K.


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            DAY INTERNATIONAL GROUP, INC.



Date: June 3, 2002                           By:/s/ Thomas J. Koenig
                                             -----------------------------------
                                             Name:   Thomas J. Koenig
                                             Title:  Vice President and Chief
                                             Financial Officer (Principal
                                             Financial Officer and Principal
                                             Accounting Officer)